News Release

Investor Contact:

Niels Christensen, 215-986-6651
niels.christensen@unisys.com

Media Contact:

John Clendening, 214-403-1981
john.clendening@unisys.com



UNISYS ANNOUNCES FIRST-QUARTER 2016 FINANCIAL RESULTS

1Q 2016:

* Revenue of $667 million, down 8 percent year-over-year (3 percent in constant currency(1))

* Diluted loss per share of ($0.80) versus ($0.87) in 1Q 2015

* Non-GAAP diluted earnings per share(2) of $0.11 versus diluted loss per share of ($0.32) in 1Q 2015

* $100 million increase in adjusted free cash flow(3) year-over-year

BLUE BELL, Pa., April 21, 2016 -- Unisys Corporation (NYSE: UIS) today reported first quarter 2016 results highlighted by year-over-year increases in both operating profit margin and free cash flow.

The company reported an operating profit margin of (4.1) percent including cost reduction charges and pension expense. First quarter 2016 non-GAAP operating profit margin(4) was 2.9 percent, an increase of 320 basis points from the prior year. In addition, the company reported first quarter 2016 free cash flow usage of $12 million(5), an $89 million improvement year-over-year due to higher operating cash flow and lower capital expenditures. Adjusted free cash flow in first quarter 2016 increased $100 million from the prior year.

"Our first quarter results represent a step toward our goal of improving profitability and cash flow," said Unisys President and CEO Peter Altabef. "We also continued to deepen our vertical go-to-market capabilities and leadership team and expand our security solutions during the quarter."

SUMMARY OF FIRST QUARTER 2016 BUSINESS RESULTS

Company:

* Revenue of $667 million declined 8 percent year-over-year; down 3 percent in constant currency.

* Overall operating profit margin of (4.1) percent includes cost reduction charges and pension expense. First quarter 2016 non-GAAP operating profit margin was 2.9 percent, an increase of 320 basis points from the prior year.

Services:

* Services revenue, which represented 89 percent of total revenue, declined by 7 percent, down 2 percent in constant currency.

* Services operating profit margin was 0.7 percent, an increase of 200 basis points from the prior year, reflecting the benefit of cost reduction actions taken during the past twelve months.

Technology:

* Technology revenue, which represented 11 percent of total revenue, declined 13 percent, down 10 percent in constant currency, reflecting reduced ClearPath Forward(TM) revenue, which can vary significantly from quarter-to-quarter based on the timing of license renewals.

* Operating profit margin improved to 18.1 percent from 5.2 percent in the prior year due to the benefit of operating cost reductions.

Cash Flow:

* First quarter 2016 free cash flow usage of $12 million improved $89 million year-over-year due to higher operating cash flow and lower capital expenditures. Adjusted free cash flow in first quarter 2016 increased $100 million to $38 million from the prior year.

* During the first quarter 2016, the company completed a convertible senior notes offering that generated net proceeds of approximately $160 million.

* At March 31, 2016, the company had $514 million in cash.

EXECUTING ON BUSINESS STRATEGY

Unisys business strategy, laid out in 2015, is to execute on several key areas for improved business performance in 2016: go-to-market vertical market orientation; security solutions, most notably Unisys Stealth(TM); and higher-value, advisory consulting services. The company has announced business wins, strategic moves and implementation successes covering each of these areas, including in the past week:

  * The global delivery of Unisys Stealth(cloud)(TM) on the Microsoft Azure Cloud, a platform used by more than 66 percent of Fortune 500 companies in 140 countries.

  * The successful implementation of Stealth(core) to protect ANGKASA's self-service banking kiosks in Malaysia.

  * A new agreement to deliver Stealth(mobile) to Mitel clients. Mitel is a new Unisys client that will use Stealth to protect its systems, data and intellectual property and leverage Stealth to protect users across its global network.

  * A contract with the State of Washington, Division of Child Support, Department of Social & Health Services to deliver managed data center services and ClearPath Forward services.

  * A contract with China's HubSky, a new Unisys client, to deliver cloud/data center design and consulting services.

In addition, the company made three major leadership announcements in Q1:

  * Inder M. Singh as senior vice president and chief marketing and strategy officer. Immediately prior to joining Unisys, Singh was a managing director at SunTrust Robinson Humphrey, Inc., where he provided equity research and advice across the technology, media and telecommunications sectors. Singh has also held strategy and financial leadership positions at Comcast, Cisco Systems, and AT&T.

  * Andy Stafford as senior vice president of Services. Most recently, Stafford was a senior managing director at Accenture, where he led the firm's Global Delivery Network for Technology. Prior to Accenture, Stafford held senior positions with Xchanging, Virgin Group, Deloitte Consulting, Computacenter and Andersen Consulting.

  * Eric Crabtree as the global leader of our Financial Services vertical industry group. Crabtree most recently served as managing director of omni-channel banking at Royal Bank of Scotland. He previously held senior executive leadership positions at Barclays Bank and Washington Mutual, and founded an advisory and consulting firm focused on the financial services industry.

CONFERENCE CALL

Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

NON-GAAP INFORMATION

Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and assess operational alternatives.

Non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

(1) Constant currency -- The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Non-GAAP diluted earnings per share -- During the first quarter 2016, Unisys recorded pension expense, net of tax, and a charge, net of tax, in connection with cost reduction actions. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings/loss per share calculations.

(3) Adjusted free cash flow -- Adjusted free cash flow provides free cash flow before the company's pension contributions or cost reduction payments in an effort to provide investors with a perspective on the company's free cash flow generation before these items.

(4) Non-GAAP operating profit -- During the first quarter 2016, Unisys recorded pretax pension expense and a pretax charge in connection with cost reduction actions. In order to provide investors with additional understanding of the company's operating results, these changes are excluded from the operating profit.

(5) Free cash flow -- The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment.

ABOUT UNISYS

Unisys is a global information technology company that works with many of the world's largest companies and government organizations to solve their most pressing IT and business challenges. Unisys specializes in providing integrated, leading-edge solutions to clients in the government, financial services and commercial markets. With more than 20,000 employees serving clients around the world, Unisys offerings include cloud and infrastructure services, application services, security solutions, and high-end server technology. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company's ability to improve margins in its services business; the company's ability to sell new products while maintaining its installed base in its technology business; the company's ability to access financing markets to refinance its outstanding debt; the company's ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company's significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company's ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company's revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company's business and reputation; a significant disruption in the company's IT systems could adversely affect the company's business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

###

RELEASE NO.: 0421/9418

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                                           Three Months
                                          Ended March 31
                                       -------------------
                                         2016       2015
                                       --------   --------
Revenue
  Services                               $595.1     $639.0
  Technology                               71.7       82.2
                                       --------   --------
                                          666.8      721.2
Costs and expenses
  Cost of revenue:
    Services                              533.7      564.3
    Technology                             34.6       39.9
                                       --------   --------
                                          568.3      604.2
Selling, general and
  administrative                          110.1      128.8
Research and development                   16.0       18.2
                                       --------   --------
                                          694.4      751.2
                                       --------   --------
Operating loss                            (27.6)     (30.0)

Interest expense                            4.4        2.6
Other income (expense), net                (1.2)       4.9
                                       --------   --------
Loss before income taxes                  (33.2)     (27.7)
Provision for income taxes                  5.5       13.3
                                       --------   --------
Consolidated net loss                     (38.7)     (41.0)
Net income attributable
  to noncontrolling interests               1.2        2.2
                                       --------   --------
Net loss attributable
  to Unisys Corporation
  common shareholders                    ($39.9)    ($43.2)
                                       ========   ========

Loss per common share attributable
  to Unisys Corporation
    Basic                               ($  .80)   ($  .87)
                                       ========   ========
    Diluted                             ($  .80)   ($  .87)
                                       ========   ========
Shares used in the per share
  computations (thousands):
  Basic                                  50,004     49,821
  Diluted                                50,004     49,821

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                  Elimi-
                       Total      nations    Services  Technology
                      --------   --------    --------  ----------
Three Months Ended
March 31, 2016
------------------
Customer revenue        $666.8                $595.1       $71.7
Intersegment                        ($5.6)       -           5.6
                      --------   --------   --------    --------
Total revenue           $666.8      ($5.6)    $595.1       $77.3
                      ========   ========   ========    ========
Gross profit percent     14.8%                 14.2%       48.6%
                      ========              ========    ========
Operating profit
 (loss) percent          (4.1%)                 0.7%       18.1%
                      ========              ========    ========
Three Months Ended
March 31, 2015
------------------
Customer revenue        $721.2                $639.0       $82.2
Intersegment                        ($6.7)       -           6.7
                      --------   --------   --------    --------
Total revenue           $721.2      ($6.7)    $639.0       $88.9
                      ========   ========   ========    ========
Gross profit percent     16.2%                 14.1%       49.6%
                      ========              ========    ========
Operating profit
 (loss) percent          (4.2%)                (1.3%)       5.2%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                         March 31,   December 31,
                                           2016         2015 *
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $513.8       $365.2
Accounts and notes receivable, net           520.8        581.6
Inventories
   Parts and finished equipment               18.8         20.9
   Work in process and materials              27.7         22.9
Prepaid expense and other
 current assets                              125.9        120.9
                                        ----------   ----------
Total                                      1,207.0      1,111.5
                                        ----------   ----------
Properties                                   891.1        876.6
Less accumulated depreciation
  and amortization                           739.0        722.8
                                        ----------   ----------
Properties, net                              152.1        153.8
                                        ----------   ----------
Outsourcing assets, net                      190.1        182.0
Marketable software, net                     136.5        138.5
Prepaid postretirement assets                 57.4         45.1
Deferred income taxes                        133.3        127.4
Goodwill                                     179.4        177.4
Other long-term assets                       209.3        194.3
                                        ----------   ----------
Total                                     $2,265.1     $2,130.0
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Notes payable                                $65.7         65.8
Current maturities of long-term debt          11.1         11.0
Accounts payable                             216.0        219.3
Deferred revenue                             343.5        335.1
Other accrued liabilities                    309.2        329.9
                                        ----------   ----------
Total                                        945.5        961.1
                                        ----------   ----------
Long-term debt                               388.2        233.7
Long-term postretirement liabilities       2,070.4      2,111.3
Long-term deferred revenue                   131.4        123.3
Other long-term liabilities                   83.9         79.2
Commitments and contingencies
Total deficit                             (1,354.3)    (1,378.6)
                                        ----------   ----------
Total                                     $2,265.1     $2,130.0
                                        ==========   ==========
* Certain amounts have been reclassified to conform with the 2016 presentation.

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                              Three Months Ended
                                                   March 31
                                             -------------------
                                                2016       2015
                                              -------    -------
Cash flows from operating activities

Consolidated net loss                          ($38.7)    ($41.0)
Add (deduct) items to reconcile consolidated loss
 to net cash provided by (used for) operating activities:
Foreign currency transaction loss                 0.1          -
Non-cash interest expense                         0.7          -
Employee stock compensation                       3.2        4.4
Depreciation and amortization of properties       9.6       11.7
Depreciation and amortization of
 outsourcing assets                              11.1       12.7
Amortization of marketable software              16.4       16.3
Other non-cash operating activities               0.3       (0.1)
Disposals of capital assets                       0.3        1.4
Pension contributions                           (31.6)     (38.7)
Pension expense                                  20.3       27.9
Increase in deferred
 income taxes, net                               (6.9)      (4.4)
Decrease in receivables, net                     69.4      106.8
Increase in inventories                          (1.9)     (15.1)
Decrease in accounts payable
 and other accrued liabilities                  (35.2)    (106.4)
Increase (decrease) in other liabilities          3.4      (11.1)
Decrease (increase) in other assets               3.7       (7.7)
                                              -------    -------
Net cash provided by (used for)
 operating activities                            24.2      (43.3)
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    1,365.0    1,153.4
 Purchases of investments                    (1,367.8)  (1,126.7)
 Investment in marketable software              (14.3)     (16.7)
 Capital additions of properties                 (6.6)     (13.9)
 Capital additions of outsourcing assets        (15.1)     (26.7)
 Other                                           (0.6)       1.5
                                              -------    -------

Net cash used for investing activities          (39.4)     (29.1)
                                              -------    -------
Cash flows from financing activities
 Proceeds from issuance of long-term debt       190.0          -
 Payments for capped call transactions          (24.3)         -
 Issuance costs relating to long-term debt       (6.2)         -
 Payments of long-term debt                      (0.7)      (0.3)
 Proceeds from exercise of stock options            -        3.5
                                              -------    -------
Net cash provided by
  financing activities                          158.8        3.2
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                             5.0      (23.1)
                                              -------    -------
Increase (decrease) in cash and
 cash equivalents                               148.6      (92.3)
Cash and cash equivalents, beginning of
 period                                         365.2      494.3
                                              -------    -------
Cash and cash equivalents, end of period       $513.8     $402.0
                                              =======    =======

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                                                 Three Months
                                                Ended March 31
                                              ------------------
                                                2016      2015
                                              --------  --------
GAAP net loss
  attributable to Unisys Corporation
  common shareholders                           ($39.9)   ($43.2)

Cost reduction expense, net of tax                24.7       0.0

Pension expense, net of tax                       20.6      27.4
                                              --------  --------
Non-GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders                              5.4     (15.8)

Add interest expense on
  convertible notes                                0.7       0.0
                                              --------  --------
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share                              $6.1    ($15.8)
                                               =======  ========
Weighted average
  shares (thousands)                            50,004    49,821

Plus incremental shares from assumed conversion:
  Employee stock plans                             134         0
  Convertible notes                                  0         0
                                              --------  --------
GAAP adjusted weighted
  average shares                                50,138    49,821
                                              ========  ========
Diluted earnings (loss) per share

GAAP basis
GAAP net loss
  attributable to Unisys
  Corporation for diluted
  earnings per share                            ($39.9)   ($43.2)

Divided by adjusted weighted
  average shares                                50,004    49,821

GAAP loss per diluted share                    ($  .80)  ($  .87)
                                              ========  ========
Non-GAAP basis
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share                              $5.4    ($15.8)

Divided by Non-GAAP adjusted
  weighted average shares                       50,138    49,821

Non-GAAP earnings (loss)
  per diluted share                             $  .11   ($  .32)
                                              ========  ========

                              (2)
                        UNISYS CORPORATION
       RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP
                         OPERATING PROFIT
                           (Unaudited)
                           (Millions)

                                                  Three Months
                                                 Ended March 31
                                               -----------------
                                                 2016     2015
                                               -------- --------
GAAP operating loss                              ($27.6)  ($30.0)

Cost reduction expense                             26.9      0.0
FAS87 pension expense                              20.3     27.9
                                               -------- --------
Non-GAAP operating profit (loss)                  $19.6    ($2.1)
                                               ======== ========

Customer Revenue                                 $666.8   $721.2
GAAP operating loss %                             (4.1%)   (4.2%)
Non-GAAP operating profit (loss) %                 2.9%    (0.3%)

                              (3)
                       UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                                                  Three Months
                                                 Ended March 31
                                               -----------------
                                                 2016     2015
                                               -------- --------
Cash provided by (used for)
  operations                                      $24.2   ($43.3)

Additions to marketable
  software                                        (14.3)   (16.7)
Additions to properties                            (6.6)   (13.9)
Additions to outsourcing
  assets                                          (15.1)   (26.7)
                                               -------- --------
Free Cash Flow                                    (11.8)  (100.6)
Pension funding                                    31.6     38.7
Cost reduction funding                             18.0       -
                                               -------- --------
Free cash flow before pension &
  cost reduction funding                          $37.8   ($61.9)
                                               ======== ========